FIRST AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          PLM EQUIPMENT GROWTH FUND IV

         This First Amendment ("Amendment") to the Amended and Restated Limited Partnership Agreement ("Agreement") of PLM Equipment Growth Fund IV ("Partnership") is executed as of November 21, 1996, by its general partner, PLM Financial Services, Inc., a Delaware corporation ("General Partner"), pursuant to Article XVIII of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

                                    RECITALS

         The Partners entered into a Limited Partnership Agreement as of March 13, 1989, and an Amended and Restated Limited Partnership Agreement as of May 22, 1989.

         The General Partner now amends the Agreement, pursuant to Article XVIII, paragraph two, subsections (i) and (ii), to add for the benefit of the Limited Partners, to the General Partner's representations and obligations, to cure any ambiguity or to correct any inconsistency that may exist among Sections 6.01, 6.02 and 9.02 of the Agreement. In executing this Amendment the General Partner represents, warrants and agrees, and will take all action to ensure, that this Amendment does not, and will not, detrimentally affect the Cash Distributions of the Limited Partners or assignees or the management of the Partnership by the General Partner.

         Now, therefor, the Agreement is amended as follows:

         1.       Section 6.02 is amended to read in its entirety as follows:

         "The General Partner shall not transfer its interest as General Partner in the Partnership (which transfer shall be deemed as "withdrawal" of the General Partner for purposes of Section 9.02) or its interest in the Partnership's capital, earnings or assets (except in connection with the pledge of the General Partner's assets or right in connection with loans or other indebtedness) except (a) upon the approval of a majority in interest of the Limited Partners, or (b) to an Affiliate upon its merger, consolidation with another person or its transfer pursuant to a reorganization of all or substantially all of its assets to another person, and the assumption of the rights and duties of the General Partner by such Person; provided, however, that such successor or transferee shall on the date of such transfer, merger, consolidation or reorganization assume all of the duties and obligations of the General Partner set forth in this Agreement."

         IN WITNESS WHEREOF, the General Partner has duly executed this Amendment as of November 21, 1996.

PLM FINANCIAL SERVICES, INC.
a Delaware corporation,
General Partner and as
attorney-in-fact for and on
behalf of the Limited Partners

By:      /s/ J. Michael Allgood
         ------------------------
         Vice President and Chief Financial Officer